U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                         Securities Exchange Act of 1934


                                  May 18, 2006
                Date of report (Date of earliest reported event)

                         Commission File Number 0-51414


                               LUCAS ENERGY, INC.
                 (Name of small business issuer in its charter)


           Nevada                                               98-0417780
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)


                              520 S. El Camino Real
                                   Suite #432
                               San Mateo, CA 94402
                    (Address of principal executive offices)

                                 (650) 343-4535
                     (Telephone number, including area code)


                               James J. Cerna, Jr.
                              520 S. El Camino Real
                                   Suite #432
                               San Mateo, CA 94402
                    Phone: (650) 343-4535 Fax: (650) 240-0259
            (Name, address and telephone number of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Accordingly, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Such risks and uncertainties include those risk factors set forth in this report. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                    INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 19, 2006, Lucas Energy, Inc., formerly known as, Panorama Investments, Corp. (the "Company" or "Lucas Energy") entered into an Acquisition and Share Exchange Agreement (the "Acquisition Agreement"), pursuant to which the Company has acquired, through an exchange transaction, all of the issued and outstanding capital stock of privately held, Lucas Energy Resources, Inc., formerly known as Lucas Energy, Inc. ("Lucas Energy Resources"), from Lucas Energy Resources' shareholders. Lucas Energy is an independent oil and gas company that is building a diversified portfolio of oil and gas assets in the United States. The transaction was contingent upon the satisfaction of certain circumstances, including the issuance and transfer of certain Lucas Energy shares to the former Lucas Energy Resources shareholders and completion of certain corporate actions by both companies and their shareholders. The terms of the Acquisition Agreement were satisfied and the transaction was completed on June 16, 2006. In conjunction with the transaction, Lucas Energy, Inc., has Amended its Articles of Incorporation to change the Company's name, has forward split it common stock on a 2.4 to 1 ratio, and has changed its trading symbol on the OTC-BB to "LUCE".

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The terms of the Acquisition Agreement required that of all of the Lucas Energy
Resources shareholders agree to exchange their shares, including preferred and common classes, for an aggregate of 21,800,011 (forward split adjusted) Lucas Energy common shares in a specified Closing Transaction which occurred Tuesday, June 13, 2006. The transaction required transfer of 2,640,000 outstanding "control" shares to Lucas Energy Resources' private shareholders and required the issuance of an additional 19,160,011 shares to Lucas Energy Resources' private shareholders, for a total new issuance relating to the transaction of 21,800,011 common shares.

On May 31, 2006, Lucas Energy, Inc., filed a Preliminary Information Statement with the Securities and Exchange Commission and delivered the information to its shareholders. Majority shareholder approval of the transaction was obtained and the Company implemented the terms of the Acquisition Agreement. Similarly, a majority of the private company shareholders approved the transaction by written consent and each Lucas Energy Resources shareholder executed the Acquisition Agreement and subscribed for the Lucas Energy shares.

As previously disclosed, on June 12, 2006, Lucas Energy, implemented a forward split of all issued and outstanding common shares on a 2.4 for 1 ratio.

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT.

In conjunction with the Company's change of business and the Acquisition Agreement, Lucas Energy has terminated its existing agreement previously disclosed as Exhibit 10.1 to the Company's Annual Report for the fiscal year ending November 30, 2005, as filed with the Securities and Exchange Commission on February 14, 2006. The termination is effective as of June 12, 2006. This agreement was between the Company and a service provider and vendor. The Company did not generate significant revenues from the agreement. We do not believe that there will be any adverse effects relating to the termination and there are no early termination penalties relating to the agreement.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective on June 12, 2006, the Company acquired all of the issued and outstanding capital stock of Lucas Energy Resources, Inc. ("LEI"), a privately held Nevada corporation, in a share exchange transaction. LEI became a wholly-owned operating subsidiary of the Company. LEI is an independent oil and

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gas company that is building a diversified portfolio of oil and gas assets in the United States. A copy of the Share Exchange and Acquisition Agreement was filed as an exhibit to the Company's Preliminary Information Statement filed with the Securities and Exchange Commission on May 31, 2006, and is incorporated into this report by this reference.

LEI, prior to the acquisition by Lucas Energy, had 19 shareholders of record holding two classes of LEI securities, common and preferred shares. On June 12, 2006, all of the issued and outstanding shares of LEI were exchanged for an aggregate of 21,800,011 Lucas Energy shares, including 2,640,000 shares held by Lucas Energy's former controlling shareholders, officers and directors. The Company issued a total of 19,160,011 new shares of Lucas Energy common stock in exchange for all of the LEI shares. No material relationship exists between the Company's former controlling shareholders and management and the source of funds and consideration for the acquisition transaction.

ITEM 2.01(f) DISCLOSURES.

2.01(f) PART I, ITEM 1. - DESCRIPTION OF BUSINESS.

The Company was incorporated on December 16, 2003 under the name, Panorama Investments, Corp. We filed a Form 10-SB Registration Statement on May 5, 2005 and subsequently had our securities listed on the OTC-Bulletin Board. Since inception and throughout our fully reporting history with the Securities and Exchange Commission, we have been a development stage company with very limited business operations. We have not generated significant revenues and have incurred net operating losses.

Prior to effectiveness of the Share Exchange and Acquisition Agreement, the Company was engaged in the retail apparel and accessories business, which operated at a net loss and generated nominal revenues. In response to changing market conditions and the desire to maximize shareholder value, the Company's management decided to consider options, including a reverse-merger transaction with an operating company. Eventually, the Board of Directors was presented with a suitable offer which was submitted to and approved by the Company's shareholders. On May 23, 2006, we entered into the Share Exchange and Acquisition Agreement, which was subject to several conditions precedent, all of which were satisfied, and the transaction closed on June 12, 2006. On June 9, 2006, we changed our name from Panorama Investments Corp., to Lucas Energy, Inc., to reflect the new business operations. As a result of the transaction, we

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ceased operating our retail apparel and accessory business and commenced consolidated operations as Lucas Energy, Inc.

Our business is now conducted through a wholly-owned operating subsidiary, Lucas Energy Resources, Inc., which was incorporated on April 6, 2005 in Nevada. Lucas Energy, Inc., is the sole shareholder of Lucas Energy Resources, Inc., and the combined business operations are consolidated into the current parent holding company and operating subsidiary structure called for in the Share Exchange and Acquisition Agreement.

Lucas Energy, Inc.'s principal office is located at 3000 Richmond Avenue, Suite 400 Houston, Texas 77040 Phone: (713) 528-1881. We also maintain an executive office at 520 South El Camino Real #423 San Mateo, California 94402, Phone:
(650) 343-4535 Lucas Energy's subsidiary has been granted a Certificate of Authority to transact business in the state of Texas and is a bonded operator with the Texas Railroad Commission.

Lucas Energy, Inc., through its consolidated operations, is an independent oil and gas company that is building a diversified portfolio of valuable oil and gas assets in the United States. We are focused on identifying underperforming oil and gas assets which we believe will continue to increase in value over time based on the definitive limit to world petroleum reserves and steadily rising petroleum and gas prices.

Lucas Energy Resources began business in 2004 when our founders began identifying underdeveloped oil and gas operations that we believed had significant upside potential. In May of 2005, the Company completed its due diligence and acquired a 100% working interest in two unit wells (670.43 acres) located in the Pilgrim Field, in Gonzales County, Texas. In August of that year, we acquired a 100% working interest in the Green field lease in Baylor County, Texas. This lease consists of 880.7 acres and has two producing wells. In September 2005, the Company purchased a 100% working interest in the 1100+ acre Bracero field in Zavala, Texas. The company made slight improvements to the property and sold it in May of 2006 at a significant profit. In March of 2006 , the company completed an acquisition and improvement program of the Wright #1, a 160 acre lease in Gonzales, Texas. We are currently conducting due diligence on several other high value opportunities.

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Lucas Energy, Inc. acquired a 100% working interest in two unit wells located in the Pilgrim Field, Gonzales County, Texas. The wells are in two pooled units consisting of several leases. Ultimately, the net revenue interest to be acquired should be better than 80%. The acquisition concluded in May 2005. The Gonzales County wells produce from the Austin Chalk formation. Both wells have lateral extensions penetrating the Austin Chalk formation in a horizontal manner. These wells have produced an average of 200,000 barrels of oil each since they were drilled.

The Bracero Transportation Co lease was acquired by Lucas Energy Resources, Inc., effective September, 2005. The lease is approximately 640 acres plus some acreage in an adjoining section. There are three producing wells on the lease and one salt water disposal well. There are, also, three shut in wells on the lease. The lease makes an average of 15-16 BOPD from the three wells. The production is from three different intervals and is reported to the Railroad Commission of Texas under three different field names. The production depth is less than 4000 feet with a structural trap caused by a Serpentine Plug uplifted through the intervals.

Lucas Energy Resources, Inc., acquired the Green lease, Baylor County, Texas effective September 1, 2005. The lease has two producing wells. Production is from the Palo Pinto formation. The wells are approximately 3000 feet in depth and produce from shallow intervals. The Company is considering a workover of one or both wells to increase production.

RISK FACTORS

RISKS INHERENT IN A NEW START-UP COMPANY

LACK OF PROFITABILITY/LIMITED OPERATING HISTORY. The Company itself has a limited operating history. Businesses which are starting up or in their initial stages of development present substantial business and financial risks and may suffer significant losses from which they cannot recover. The Company will face all of the challenges of a new business enterprise, including but not limited to, locating suitable office space, engaging the services of qualified support personnel and consultants, establishing budgets and implementing appropriate financial controls and internal operating policies and procedures. The Company will need to attract and retain a number of key employees and other service personnel. Further, there is no assurance that the Company will be able to successfully continue its operations or that it will ever operate profitably.

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LIMITED CAPITAL/NEED FOR ADDITIONAL CAPITAL. The Company presently has limited operating capital and is dependent upon additional financing and capital raising efforts to continue expansion and marketing. The amount of capital available to the Company is limited, and may not be sufficient to enable the Company to fully continue its business operations without additional fund raising. Additional financing may be required to meet the Company's objectives and provide more working capital for expanding its development and marketing capabilities and to achieve the Company's ultimate plan of expansion and full scale of operations. There can be no assurance that the Company will be able to obtain such financing on attractive terms, if at all. The Company has no firm commitments for additional cash funding beyond the proceeds of the recently completed private placement.

NO DIVIDENDS. The Company does not currently intend to pay cash dividends on its common stock and does not anticipate paying any dividends at any time in the foreseeable future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business.

LIMITED LIABILITY OF OFFICERS AND DIRECTORS. The Company has adopted provisions in its Articles of Incorporation and Bylaws which limit the liability of its officers and directors and provide for indemnification by the Company of its officers and directors to the full extent permitted by Nevada corporate law. The Company's articles generally provide that its officers and directors shall have no personal liability to the Company or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors.

Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling

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person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RISKS RELATED TO THE NATURE OF THE PROPOSED BUSINESS

COMPETITION. The Company will be competing against other energy companies, some of which have considerably greater resources and abilities. These competitors may have greater marketing and sales capacity, established distribution networks, significant goodwill and global name recognition.

DEPENDENCE ON THE EFFORTS OF MANAGEMENT. The success of the Company will depend to a significant degree upon the involvement of its management, who will be in charge of the Company's strategic planning and operations. The officers and directors have experience in the oil & gas industry, which will be essential to the Company's success. However, the Company may need to attract and retain additional talented individuals in order to carry out its business objectives. The competition for such persons could be intense and there are no assurances that these individuals will be available to the Company.

REGULATORY COMPLIANCE. As many of the Company's planned activities will be subject to federal, state and local regulation, and as these rules are subject to constant change or amendment, there can be no assurance that the Company's operations will not be adversely affected by new or different government regulations, laws or court decisions applicable to the Company's operations.

RISKS RELATED TO THE SECURITIES MARKETS

UNCERTAIN PUBLIC MARKET FOR SHARES. At present, there is an extremely limited marketplace for the Company's common stock. There is no assurance as to the depth or liquidity of any such market or the prices at which holders may be able to sell the securities. An investment in the Shares may be totally illiquid and investors may not be able to liquidate their investment readily or at all when the need or desire to sell arises. Furthermore, the Shares are not marginable, will not be marginable in the near future and it is unlikely that a lending institution would accept the Company's common stock as collateral for a loan.

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VOLATILITY OF STOCK PRICE. If a public market does develop for the Shares that would result from conversion, many factors will influence the market prices. The resulting Shares will be subject to significant fluctuation in response to variations in operating results of the Company, investor perceptions of the Company, supply and demand, interest rates, general economic conditions and those conditions specific to the industry, unusual developments with regard to the Company's activities, future financial condition and successful management.

CONTINUATION OF MANAGEMENT CONTROL. The Company's present officers, directors and principal shareholders own a majority of the Company's outstanding common stock. such persons own a majority of the outstanding voting stock. Therefore, the Company's present management and principal stockholders will continue to be able to elect a majority of the directors and otherwise exert control over the Company, and the investors in the Company's securities will have very limited ability to remove, control or direct such management.

DILUTION. Investors who purchase the Shares in the market may experience dilution in the book value of common stock which they could acquire. Dilution may occur if the Company issues additional shares at a price lower than the price paid by investors in the market and such issuances may be dilutive.

APPLICABILITY OF LOW-PRICED STOCK RISK DISCLOSURE REQUIREMENTS. The securities of the Company will be considered low-priced or "designated" securities under rules promulgated under the Exchange Act. Under these rules, broker/dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker/dealer's duties, the customer's rights and remedies, certain market and other information, and make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker/dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. The likely effect of these restrictions will be a decrease in the willingness of broker/dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

IN ADDITION TO THE RISK FACTORS SET FORTH ABOVE, THE COMPANY IS SUBJECT TO NUMEROUS OTHER RISKS SPECIFIC TO THE PARTICULAR BUSINESS OF THE COMPANY, AS WELL

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AS GENERAL BUSINESS RISK. INVESTORS ARE URGED TO CONSIDER ALL OF THE RISKS
INHERENT IN THE COMPANY'S SECURITIES PRIOR TO PURCHASING OR MAKING AN INVESTMENT DECISION. THE COMPANY'S SECURITIES ARE HIGHLY SPECULATIVE AND INVOLVE A VERY HIGH DEGREE OF RISK.

2.01(f) PART I, ITEM 2. - MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
                          OPERATION.

Over the next twelve months we intend to take advantage of the current industry conditions that present unusual opportunities in the energy sector. The continuing divestiture of smaller assets held by large companies has created an opportunity to acquire undervalued properties with significant upside potential. While integrated resource companies focus largely on major reserve additions, we will focus on the development of the industry's non-core assets which are often poorly exploited. This strategy will offer us both significant returns and decreased risk as we will be not focused on uncertain exploration activities.

Our emphasis will be on developing current assets and we intend to enter into several joint ventures for the drilling of additional wells in Texas. We will identify these prospects in the near future. Currently, the focus is on areas of South Texas with a total prospect and drilling cost of $500,000 per well or less.

The Company continues to review acquisition candidates. At present, we are searching out proposals for acquisitions from small independent oil and gas operators in Texas. Management will review each proposal on its merits to determine if a project meets our standards and offers the necessary economics and potential upside which the Company is seeking. We are also considering outside financing through a joint venture and/or mezzanine finance group in order to provide additional working capital which we require to implement our development and acquisition plans over the next year.

Production improvement for existing wells will be in three stages. The first step is to perform soapy water wash on the wells to restore permeability into the formation and through the wellbore. Second, a separator and heater/treater will be purchased and installed to clean and increase yield of the oil produced. Finally, horizontal laterals may be drilled, as necessary.

TECHNOLOGY

Technology in the oil and gas business is now widespread allowing access to even the newest innovations by the smallest of companies willing to invest in

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development of natural resources. In exploration, it may be 3-D seismic. In drilling, it may be the horizontal lateral. In production, it may be something else. But almost all of the new technology is now available to the small independent producer.

We are particularly interested in, and our personnel are experienced in, drilling, completion and production technology. Company personnel have contributed to such areas of the industry technology as sand control, well completions and stimulation, and production technology.

We will focus on mature oil fields that have "proven" un-recovered reserves of 30% to 50% of the original oil in place. These fields typically will have lost sufficient reservoir pressure to drive the oil through the rock and sand and into the wellbores of the producing wells. Our goal is to utilize lower-cost, advanced secondary and tertiary oil recovery technologies such as waterflood, nitrogen lift, thermal, chemical, and microbial methods to significantly increase production. According to the U.S. Dept. of Energy, the use of these technologies by independent domestic producers will add an estimated 2 Billion Barrels to U.S. production over a 20 year span.

LUCAS ENERGY'S COMPETITIVE ADVANTAGES

The Company has several distinct competitive advantages in the industry. These areas are size, experience, and contacts. These competitive advantages are brought to the company in the form of its technical and management personnel, and the short-term focus established by management at this point in time. In the current oil and gas market where prices of the commodities have risen so fast and so high within the past two years, other definitive advantages may be more important.

In implementing our business model we aim to use our small size to an advantage. Our strength in technology, industry knowledge and a strong local network allows us to implement our approach effectively. Our size creates two important advantages for the company. First, being a small company looking for small acquisitions is a decided advantage in the oil and gas industry today. Larger companies, and most mid-size companies, are searching for large acquisitions to make a successful increase in the size of their company. However, large acquisitions go for a premium; and are difficult to locate. Even smaller acquisitions are hard to find; but a good deal on a smaller acquisition is easier to find than one on a larger acquisition and we intend to consolidate smaller acquisitions which might be overlooked or deemed to be too insignificant

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for our larger competitors. In this sense, as a small company, we are able to operate at a level which is potentially extremely profitable but which is not considered substantial enough by our competition.

Experience is the most important factor in the location of acquisitions, evaluating the acquisitions, and in the clean-up and improvement of the acquisitions. Producers such as us can make money in the oil and gas industry by finding a good acquisition, at a good price, with the potential for improvement. We will make the improvement possible with talent and expertise to evaluate the improvement needed, to know the method of improvement, and to have the ability to implement the workover programs. Such expertise is a core commitment for us and we will continue to engage experienced personnel.

Management in the oil and gas industry is critical. The most important management factor for a small company is the hands on experience to manage wells at the field level. The improvement and protection of assets for a small oil and gas company is essential. Breakdown of equipment, formation hydraulics, and oilfield theft are all part of the management day, and the Company has the management experience to make this work.

2.01(f) PART I, ITEM 3. - DESCRIPTION OF PROPERTY.

In May of 2005, we acquired a 100% working interest in two unit wells (670.43 acres) located in the Pilgrim Field, in Gonzales County, Texas. We acquired a 100% working interest in two unit wells located in the Pilgrim Field, Gonzales County, Texas. The wells are in two pooled units consisting of several leases. Ultimately, the net revenue interest to be acquired should be better than 80%. The acquisition concluded in May 2005. The Gonzales County wells produce from the Austin Chalk formation. Both wells have lateral extensions penetrating the Austin Chalk formation in a horizontal manner. These wells have produced an average of 200,000 barrels of oil each since they were drilled.

In August of 2005, we acquired a 100% working interest in the Green field lease in Baylor County, Texas, which consists of 880.7 acres and has two producing wells. Lucas Energy Resources, Inc., acquired the Green lease, Baylor County, Texas effective September 1, 2005. The lease has two producing wells. Production is from the Palo Pinto formation. The wells are approximately 3000 feet in depth and produce from shallow intervals. The Company is considering a workover of one or both wells to increase production.

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In September 2005, the Company purchased a 100% working interest in the 1100+
acre Bracero field in Zavala, Texas. Currently, the Bracero field in Zavala, Texas has 3 producing wells and 3 shut in wells. The Bracero Transportation Co lease was acquired by Lucas Energy Resources, Inc., effective September, 2005. The lease is approximately 640 acres plus some acreage in an adjoining section. There are three producing wells on the lease and one salt water disposal well. Minor improvments were made to the property and the property was subsequently sold at a profit in May of 2006.

In March of 2006, the company completed an acquisition and improvement program of the Wright #1, a 160 acre lease in Gonzales, Texas. Lucas Energy acquired a 60% working interest in the Wright #1 and performed all of the work to clean up the well and improve production. Rework included replacing the downhole pump, acidizing the well, and replacing the water pump on the natural gas engine.

Additional immediate work on the well will include replacing the defective heater treater. Future work may include a rework of the well bore to improve production or the drilling of a new lateral in the Austin Chalk.

2.01(f) PART I, ITEM 4. - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                          MANAGEMENT.

Security Ownership of Certain Beneficial Owners.

 Title           Name and Address               Amount and Nature      Percent
of Class        of Beneficial Owner            of Beneficial Owner     of Class
--------        -------------------            -------------------     --------
common      James J. Cerna Revocable Trust          3,377,210           12.31%
            TTEE James J. Cerna, Jr.
            520 S. El Camino Real
            Suite #423
            San Mateo, CA 94402

common      William A. Sawyer                       1,063,497            3.87%
            3000 Richmond Ave #400
            Houston, TX 77040

common      NPX Corp.                               2,467,963            8.99%
            4343 Roosevelt Wy., NE
            # 506
            Seattle, WA 98105

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common      Monaco Ventures                         2,597,853            9.47%
            C/o Lucas Energy, Inc.
            3000 Richmond Ave #400
            Houston, TX 77040

common      Richard Thomas, LLC                     2,572,656            9.37%
            5348 Vegas Dr.
            Las Vegas, NV 89108

common      LGA, Inc.                               7,273,992           26.51%
            377 S. Nevada St.
            Carson City, NV 89703

common      Eric Wold                                 290,096            1.05%
            520 S. El Camino Real
            Suite #423
            San Mateo, CA 94402

common      Rick Schmid                                51,959            0.02%
            3000 Richmond Ave #400
            Houston, TX 77040

common      R. Gordon Jones                                 0
            1393 N. Bennett Circle
            Farmington, UT 84025

common      All Directors as a Group*                                   13.55%

----------
* Includes 3,377,210 shares beneficially held by James J. Cerna, Jr., through the James J. Cerna Revocable Trust.

2.01(f) PART I, ITEM 5. - DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND
                          CONTROL PERSONS.

The Company's current officers and Directors are:

James J. Cerna, Jr., 37, President, CEO, Director
William A. Sawyer, 57, Chief Operating Officer, Director
R. Gordon Jones, 51, CPA, Chief Financial Officer, Director
Eric Wold, CFA, 33, Director
Rick Schmid, 55, Director

JAMES J. CERNA, JR., CEO, PRESIDENT, DIRECTOR

Mr. Cerna was appointed to his position as Director and principal executive officer on May 19, 2006 and was appointed as President on June 12, 2006. Mr. Cerna is a successful company leader with experience in the energy industry and publicly traded companies. Prior to joining Lucas Energy Inc., Jim was the Chief Oil and Gas Analyst and CFO of Petroleum Partners, Inc., an energy development company operating a 2000 acre field in the Barnett Shale, Texas. Jim was the founder and CEO of NetCurrents, Inc., (NASDAQ: NTCS), an organization that

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focuses on Internet information monitoring and analysis, competitive intelligence, and strategic counsel in the business-to-business market sector. Jim was responsible for successfully growing the company from a start up with an initial valuation of $500,000 to a Nasdaq Small Cap listed company with a market cap of $330 million upon his retirement. Prior to NetCurrents, Jim was the manager of the GT Global/AIM Funds performance analysis group in San Francisco. Earlier, he was an international equity analyst with Bailard, Biehl, and Kaiser in San Mateo, California. Jim has received five certificates of achievement from the Institute of Chartered Financial Analysts. He is honored by Strathmore's Who's Who for leadership and achievement in the Finance Industry. The Company will implement and adopt the current employment agreement in place between Mr. Cerna and Lucas Energy Resources, Inc.

WILLIAM A. SAWYER, CHIEF OPERATING OFFICER, DIRECTOR

Mr. Sawyer's appointment to his positions with the Company was effective on June 13, 2006. Mr. Sawyer is proven hands-on energy executive with over 30 years of diversified experience in the energy industry with firms such as; ARCO, Houston Oil & Minerals, Superior Oil (Mobil), and ERCO. Mr. Sawyer founded the petroleum consulting firm of Exploitation Engineers, Inc. The firm has served the oil and gas industry for more than eighteen years. Sawyer's clients have included private investors, independent oil companies, banking institutions, major energy and chemical companies, and the US government. The firm has evaluated and managed large projects such as a private trust, which included interests in several hundred producing and non-producing oil and gas properties. This background as a consultant has given Mr. Sawyer the superior technical and business skills necessary to evaluate mineral interests and to prepare fair market value appraisals of both minerals interests and sub-surface storage interests. Mr. Sawyer has been an expert witness in federal court, state court, and before several state agencies in Texas and Oklahoma. Mr. Sawyer has testified as to the fair market value of mineral interests and sub-surface storage interests on several occasions. The Company will implement and adopt the current employment agreement in place between Mr. Sawyer and Lucas Energy Resources, Inc.

R. GORDON JONES, CPA - CHIEF FINANCIAL OFFICER, DIRECTOR

Gordon Jones, a Certified Public Accountant (CPA), brings 28 years of financial and Oil & Gas industry auditing experience to his role as CFO. Prior to his appointment as CFO, Jones served as a founding member of J&J Consultants LLC, which consults to small public and private companies on accounting and income tax issues. J&J Consultants aids its clients in the compliance with governmental regulations and in their preparation of financial statements that are in accordance with Generally Accepted Accounting Principles (GAAP). From 1983 to 2000, Jones owned a CPA firm, Jones, Jensen & Company, which specialized in auditing small and medium-sized publicly traded companies, including those in the Oil & Gas and Mining industries. Mr. Jones will have an employment package implemented within the next fiscal quarter.

ERIC WOLD, CFA - DIRECTOR, FINANCE COMMITTEE, ETHICS COMMITTEE

Eric Wold is a Managing Director, Equity Research at Merriman Curhan Ford & Co., where he is responsible for covering the Restaurant and Specialty Consumer sectors. He joined the firm in March 2002. For 2004, Mr. Wold was ranked number two in the nation by both The Wall Street Journal's "Best on the Street" and the Forbes/StarMine surveys for the Restaurant industry.

Prior to joining Merriman Curhan Ford & Co., Mr. Wold served as Director of Corporate Finance with NightFire Software, a privately-held telecommunications software company based in Oakland, California. In this capacity, he oversaw the company's corporate finance activities, including a Series D equity financing and multiple debt restructurings. From 1997 through 2000, Mr. Wold served as Vice President and Senior Research Analyst at First Security Van Kasper, where he was responsible for the Restaurant and Branded Consumer sectors. Prior to Van Kasper, Mr. Wold began his career on the buy-side with Research Analyst positions with both Polynous Capital Management (a hedge fund that he co-founded in 1996) and GT Global Financial Services.

Mr. Wold received his Chartered Financial Analyst (CFA) designation in 1997 and a BS in Finance from the University of California at Berkeley.

RICK SCHMID - DIRECTOR, ETHICS COMMITTEE

A graduate of Colorado School of Mines, Rick Schmid has actively worked in many arenas in the Oil and Gas Industry. He has managed technical programming groups, geophysical processing companies, development groups and exploration and production companies for over 32 years. He brings with him technical expertise that can help guide and monitor the direction Lucas Energy will choose to take. Rick is a Certified Geophysicist in the State of Texas and a member of SEG, AAPG, HGS, & GSH.

Current officers serve at the leisure of the Board of Directors and each Director will stand for election at the next annual or special meeting of shareholders. The Company will adopt a new Director's compensation plan within the next fiscal quarter.

To the best managements' knowledge, no director, executive officer or control person of the Company, during the past five years has had any of the following occur; (1) A bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) Any conviction in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (4) Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

2.01(f) PART I, ITEM 6. - EXECUTIVE COMPENSATION.

Due to the nature of the holding company structure, the Company does not currently have direct employment agreements. All relationships with personnel are presently under the subsidiary operating company, Lucas Energy Resources, Inc., and the Company anticipates that it shall continue to engage and pay employees and executives through the operating subsidiary and not through the parent.

At present, none of the Company's officers or directors have employment agreements with the Company. The Company has no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans; however, the Company intends to adopt such plans in the near future, likely within the next fiscal quarter. There are presently no personal benefits available for directors, officers or employees of the Company. The officers and directors of the Company do not intend to receive cash remuneration or salaries for their efforts unless and until the Company's business operations are successfully implemented through the public company, at which time salaries and other remuneration will be established by the Board of Directors, as appropriate.

Key personnel involved in the actual operations of the Company's interests are typically paid on a contract basis or as sub-contractors of vendors and service providing companies not owned directly by the Company. Such sub-contracting engagement and per job payments are commonplace in the Company's business. The Company will continue to pay such service providers and third party contractors for running its operations.

2.01(f) PART I, ITEM 7. - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The Company's new executive officers and directors have been involved in negotiating the terms of the Share Exchange and Acquisition Agreement which resulted in the reverse merger transaction between Lucas Energy, Inc., and Lucas Energy Resources, Inc. Formerly privately held, Lucas Energy Resources, Inc., is now the wholly owned operating subsidiary of the parent public company and the management of the two companies is the same. The formerly private company shareholders now hold a majority interest in the Company and also control its operations through control of all executive positions and all Board seats. Current management and directors of the Company were parties to the Share Exchange and Acquisition Agreement as private company shareholders of Lucas Energy Resources, Inc., and as management of the private company which was acquired by Lucas Energy, Inc. In each case, the current directors and executive officers have a direct material interest in the agreement commensurate with their present share ownership interest in the Company.

The James Cerna Revocable Trust, whose trustee is the Company's President and CEO, and Anthony Cerna, the brother of the Company's President and CEO, were parties to the Share Exchange and Acquisition Agreement and have a direct material interest in the agreement commensurate with their present share ownership interest in the Company.

2.01(f) PART I, ITEM 8. - DESCRIPTION OF SECURITIES.

Lucas Energy, Inc., has 110,000,000 million shares of capital stock authorized for issuance, of which 100,000,000 are common shares, par value $0.001 per share and 10,000,000 are preferred shares, par value $0.001 per share.

As of the date of the filing of this Report, and after giving effect to the forward split of the Company's common stock which was effective on June 12,

2006, Lucas Energy, Inc., has a total of 27,160,083 shares of its common stock issued and outstanding. The Company presently has no shares of preferred stock outstanding.

2.01(f) PART II, ITEM 1. - MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                           COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The Company's common stock is dually quoted on the Pinksheets, LLC and the Over-the-Counter Bulletin Board and trades under the symbol: "LUCE". There is no recent price history for the shares.

2.01(f) PART II, ITEM 2. - LEGAL PROCEEDINGS.

We are not currently involved in any legal proceedings nor do we have any knowledge of any threatened litigation.

2.01(f) PART II, ITEM 3. - CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

Since inception, Lucas Energy, Inc., formerly known as Panorama Investments, Corp., has not changed accountants and has utilized the services of Morgan & Company, Chartered Accountants. During that period, there have been no disagreements with the accountants regarding accounting and financial disclosure.

Lucas Energy Resources, Inc., the recently acquired subsidiary company, has previously engaged the services of Moore & Associates, Chartered, at 2675 S. Jones Boulevard, Suite 109, Las Vegas, NV 89146 (702) 253-7511, as its auditor. Moore & Associates shall be the Company's auditor going forward. The Company has dismissed Morgan & Company as its independent auditor, effective with this filing.

2.01(f) PART II, ITEM 4. - RECENT SALES OF UNREGISTERED SECURITIES.

On June 12, 2006, the Company completed a private placement of its common stock ("the Offering"). Pursuant to the terms of the Offering, the Company sold 2,000,000 shares of its restricted common stock at a price of $0.50 per share. Proceeds in the aggregate amount of $1,000,000.00 were paid in cash to the Company. The Offering was placed by the Company's officers and directors on a "best efforts basis" with no underwriters and there were no underwriting discounts, commissions, selling expenses or fees paid in connection with the sales. The Offering was made only to "Accredited Investors" as defined in Rule 501 of Regulation D. The shares were sold without registration, pursuant to an exemption from registration under Rule 505 of regulation D of the Securities Act of 1933, and are "restricted Securities" as defined by Rule 144 of the Act.

2.01(f) PART II, ITEM 5. - INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Company's Articles of Incorporation limits the liability of its directors to the Company or the Company's stockholders for monetary damages arising from a breach of fiduciary duty owed to the Company or the Company's stockholders to the fullest extent permitted by Nevada Law.

The Company's Bylaws provide for indemnification by the Company of each person who is or was a director or officer to the fullest extent permitted or authorized by law, including attorneys' fees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the statutory provisions of Nevada law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 - CHANGES IN CONTROL OF REGISTRANT.

In connection with the Acquisition Agreement, Lucas Energy has undergone a change of control. Effective on the Closing of the Acquisition Agreement, the Company issued an aggregate of 19,160,011 new common shares to nineteen (19) private company shareholders, and the former controlling shareholders of the Company transferred 2,640,000 outstanding Lucas Energy, Inc., shares to certain private company shareholders. As a result if the change in control, the former Lucas Energy Resources shareholders now hold a combined voting interest of approximately 80.2% of the issued and outstanding shares of Lucas Energy.

Following the share exchange and the change in control, the business activities of both the Company and its subsidiary, Lucas Energy Resources, will be under the management and supervision of the private company's management. Lucas Energy Resources will continue to operate as a wholly-owned subsidiary of Lucas Energy and the current retail apparel operations of the Company will be ceased. Thus, the Company will become a holding company with its primary operations being that of its wholly-owned subsidiary, Lucas Energy Resources, Inc.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS.

On May 19, concurrent with the entry into the Acquisition Agreement referenced in Item 1.01, above, the Company's Board of Directors appointed James J. Cerna, Jr., to a vacant Board position as Interim Director and principal operating officer. Mr. Cerna accepted the appointment and agreed to serve in such capacity until the next annual or special meeting of shareholders of the Company, at which time Mr. Cerna will be required to stand for election by the Shareholders.

Effective on the Closing of the Acquisition Agreement each of the current directors, the principal officers of the Company, with the exception of the newly appointed James J. Cerna, Jr., submitted their resignation to the Board of Directors and resigned all executive positions with the Company. Concurrent with the resignations of Ms. Connie Linder, Serena Tan and Mr. Steven Bekropoulos, the Company's remaining Director has appointed Lucas Energy Resources' current board of directors, as directors of the Company, effective as of the Closing of the Acquisition Agreement.

ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
            YEAR.

On June 1, 2006, Lucas Energy filed an amendment to its Articles of Incorporation. The amendment was previously disclosed in the Company's Preliminary Information Statement pursuant to Section 14c of the Securities Exchange Act of 1934, as filed with the Securities and Exchange Commission on May 31, 2006. The amendment to the Articles of Incorporation changed the Company's name and implemented a 2.4 for 1 forward split of the Company's common stock. The effective date of the amendment was June 9, 2006 or upon NASDAQ approval, which was subsequently given on June 13, 2006, the date upon which the Company's stock symbol changed and the split was implemented by NASDAQ on the OTC-BB. The Certificate of Amendment is attached as an exhibit to the Company's Preliminary Information Statement filed on May 31, 2006 which is incorporated by this reference.

ITEM 5.06 - CHANGE IN SHELL COMPANY STATUS.

Prior to June 13, 2006, the Company voluntarily reported itself as a "shell company" as defined in Rule 12b-2 under the Exchange Act of 1934. On June 13, 2006, the Company completed a transaction that had the effect of causing the Company to cease being a "shell company". The Share Exchange & Acquisition Agreement was previously disclosed in the Company's Preliminary Information Statement filed with the Securities and Exchange Commission on May 31, 2006, and is incorporated by this reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.


MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Lucas Energy, Inc
Las Vegas, Nevada

We have audited the accompanying balance sheet of Lucas Energy, Inc as of March 31, 2006, and the related statements of operations, stockholders' equity and cash flows for the period from inception on April 6, 2005 through March 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lucas Energy, Inc as of March 31, 2006 and the results of its operations and its cash flows for the period from inception on April 6, 2005 through March 31, 2006, in conformity with accounting principles generally accepted in the United States of America.


/s/ Moore & Associates, Chartered
----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
April 21, 2006

               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7511 Fax (702) 253-7501

                               LUCAS ENERGY, INC.
                                  Balance Sheet

                                                                       March 31,
                                                                         2006
                                                                       --------
                                     ASSETS
CURRENT ASSETS
  Cash                                                                 $ 59,232
  Oil and gas receivable                                                 30,222
  Other current assets                                                    8,614
                                                                       --------
      Total Current Assets                                               98,068
                                                                       --------
OIL AND GAS PROPERTIES, full cost method
  Costs  subject to amortization                                         61,255
  Costs not subject to amortization                                     531,197
                                                                       --------
      Oil and Gas Properties, net                                       592,452
                                                                       --------
OTHER ASSETS
  Long-term deposits and bonds                                           30,266
                                                                       --------
      Total Other Assets                                                 30,266
                                                                       --------

      TOTAL ASSETS                                                     $720,786
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses                                $ 42,045
  Income taxes payable                                                    4,845
                                                                       --------
      Total Current Liabilities                                          46,890
                                                                       --------
NON-CURRENT LIABILITIES
  Note payable                                                          125,000
                                                                       --------
      Total Liabilities                                                 171,890
                                                                       --------
STOCKHOLDERS' EQUITY
  Preferred stock, series A; 1,666,667 shares authorized
   of $0.01 par value, 344,250 shares issued and outstanding                344
  Common stock; 10,000,000 shares authorized of $0.001 par value,
   8,000,000 shares issued and outstanding                                8,000
  Additional paid-in capital                                            478,236
  Retained earnings                                                      62,316
                                                                       --------
      Total Stockholders' Equity                                        548,896
                                                                       --------

      TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY                      $720,786
                                                                       ========

   The accompanying notes are an integral part of these financial statements.

                               LUCAS ENERGY, INC.
                                Income Statement

                                                               From Inception on
                                                                 April 6, 2005
                                                               Through March 31,
                                                                    2006
                                                                 -----------
REVENUES
  Oil and gas revenues                                           $   302,500
  Lease operating expenses                                           132,798
  Depreciation and depletion                                          38,815
                                                                 -----------
      Gross Profit                                                   130,887
                                                                 -----------
EXPENSES
  Professional fees                                                   24,181
  General and administrative                                          31,259
                                                                 -----------
      Total Expenses                                                  55,440
                                                                 -----------

INCOME FROM OPERATIONS                                                75,447
                                                                 -----------
OTHER EXPENSES
  Interest income                                                         11
  Interest expense                                                    (8,297)
                                                                 -----------
      Total Other Expenses                                            (8,286)
                                                                 -----------

NET INCOME BEFORE INCOME TAXES                                        67,161

INCOME TAX EXPENSE                                                     4,845
                                                                 -----------

NET INCOME                                                       $    62,316
                                                                 ===========

BASIC INCOME PER SHARE                                           $      0.01
                                                                 ===========

FULLY DILUTED INCOME PER SHARE                                   $      0.01
                                                                 ===========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                      8,000,000
                                                                 ===========

FULLY DILUTED AVERAGE NUMBER OF SHARES OUTSTANDING                 8,344,250
                                                                 ===========

   The accompanying notes are an integral part of these financial statements.

                               LUCAS ENERGY, INC.
                        Statement of Stockholders' Equity

                                                Preferred Stock           Common Stock          Additional
                                               ------------------      --------------------      Paid-In       Retained
                                               Shares      Amount      Shares        Amount      Capital       Earnings
                                               ------      ------      ------        ------      -------       --------
Balance at inception on April 6, 2005              --      $  --             --      $   --      $     --      $    --

Common shares issued for cash at
$0.01 per share                                    --         --      5,200,000       5,200        49,800           --

Common shares issued for cash
paid for oil leases at $0.08 per share             --         --      2,800,000       2,800       222,230           --

Preferred shares issued for cash at
$0.60 per share                               325,000        325             --          --       194,675           --

Preferred shares issued for services
rendered at $0.60 per share                    19,250         19             --          --        11,531           --

Net income for the period from inception
on April 6, 2005 through March 31, 2006            --         --             --          --            --       62,316
                                              -------      -----      ---------      ------      --------      -------

Balance, March 31, 2006                       344,250      $ 344      8,000,000      $8,000      $478,236      $62,316
                                              =======      =====      =========      ======      ========      =======


   The accompanying notes are an integral part of these financial statements.

                               LUCAS ENERGY, INC.
                             Statement of Cash Flows

                                                              From Inception on
                                                                April 6, 2005
                                                                   Through
                                                                  March 31,
                                                                    2006
                                                                  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                      $  62,316
  Adjustments to reconcile net loss to
   net cash used by operating activities:
     Preferred stock issued for services                             11,550
     Depreciation and depletion                                      38,815
  Changes in operating assets and liabilities
     Increase in accounts receivable                                (30,222)
     Increase in other current assets                                (8,614)
     Increase in other assets                                       (30,266)
     Increase in accounts payable and accrued expenses               46,890
                                                                  ---------
         Net Cash Provided by Operating Activities                   90,469
                                                                  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Sale of operating interest                                        147,539
  Purchase of property and equipment                               (778,806)
                                                                  ---------
         Net Cash Used by Investing Activities                     (631,267)
                                                                  ---------
CASH FLOWS FROM FINIANCING ACTIVITIES
  Proceeds from the sale of common stock                            280,030
  Proceeds from the sale of preferred stock                         195,000
  Repayment of note payable                                        (150,000)
  Proceeds from note payable                                        275,000
                                                                  ---------
         Net Cash Provided by Financing Activities                  600,030
                                                                  ---------

NET INCREASE IN CASH                                                 59,232

CASH AT BEGINNING OF PERIOD                                              --
                                                                  ---------

CASH AT END OF PERIOD                                             $  59,232
                                                                  =========
SUPPLIMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
  Interest                                                        $      --
  Income Taxes                                                    $      --

NON-CASH FINANCING ACTIVITIES
  Preferred stock issued for services                             $  11,550

   The accompanying notes are an integral part of these financial statements.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Organization

Lucas Energy, Inc. ("the Company") was originally incorporated in the State of Nevada on April 6, 2005 for the purpose of acquiring and operating certain oil and gas leases in the state of Texas. Currently, the Company operates eight separate oil and gas leases.

b. Accounting Method

The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells are capitalized. Costs incurred in drilling exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

The Company has elected a March 31 year-end.

c. Basic Income per Share of Common Stock

The basic income per share of common stock is based on the weighted average number of shares issued and outstanding at the date of the financial statements.

                                                                For the Year
                                                               Ended March 31,
                                                                    2006
                                                                 ----------
     Numerator:
        Income from operations                                   $   62,316

     Basic Income Per Share                                      $     0.01

     Denominator - weighted average shares                        8,000,000

     Fully Diluted Income Per Share                              $     0.01

     Denominator - fully diluted weighted average shares          8,344,250

The Company's shares of preferred stock are convertible to common stock on a one share for one share basis. Accordingly, the preferred shares are common stock equivalents for purposes of computing the fully diluted loss per share.

d. Provision for Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred tax assets and accrued tax liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rates to pretax income operations for the year ended March 31, 2006 due to the following:

                                                                  March 31,
                                                                    2006
                                                                  --------
     Book income                                                  $ 10,074
     Excess of percentage depletion
      over book depletion                                           (5,229)

      Income tax expense/ payable                                 $  4,845

e. Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

f. Accounts Receivable

Accounts receivable are carried at the expected net realizable value. The allowance for doubtful accounts is based on management's assessment of the collect ability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

g. Recent Accounting Pronouncements

On December 16, 2004 the FASB issued SFAS No. 123(R), Share-Based Payment, which is an amendment to SFAS No. 123, Accounting for Stock-Based Compensation. This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires such transactions to be accounted for using a fair-value-based method and the resulting cost recognized in our financial statements. This new standard is effective for awards that are granted, modified or settled in cash in interim and annual periods beginning after June 15, 2005. In addition, this new standard will apply to unvested options granted prior to the effective date. The Company will adopt this new standard effective for the fourth fiscal quarter of 2005, but has not yet determined what impact this standard will have on the Company's financial position or results of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No. 152, Accounting for Real Estate Time-sharing Transactions, which amends FASB statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

g. Recent Accounting Pronouncements (Continued)

In December 2004, the FASB issued SFAS No.153, Exchange of Non monetary Assets. This Statement addresses the measurement of exchanges of non monetary assets. The guidance in APB Opinion No. 29, Accounting for Non monetary Transactions, is based on the principle that exchanges of non monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for non monetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

h. Fair Value of Financial Instruments

As at March 31, 2006, the fair value of cash and accounts and advances payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

NOTE 2 - PROPERTY AND EQUIPMENT

Productive Gas Wells

The following summarizes the Company's productive oil and gas wells as of March 31, 2006. Productive wells are producing wells and wells capable of production. Gross wells are the total number of wells in which the Company has an interest. Net wells are the sum of the Company's fractional interests owned in the gross wells. The cost of the wells is depleted over the estimated number of barrels in reserve at the time the well is purchased. The Company recorded depletion expense of $31,688 for the period ended March 31, 2006.

                                              Gross           Net
                                              -----           ---
     Productive oil wells, Texas                  9              8
                                               ====           ====

Tangible equipment purchased along with the wells is recorded as cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not extend the useful life of the assets are expensed as incurred. Depreciation of property and equipment is determined using the straight-line method over their useful lives, primarily 7 years. The Company recorded depreciation of $7,127 for the period ended March 31, 2006.

NOTE 3 - NOTES PAYABLE

During the period ended September 30, 2005, the Company entered into a Promissory Note in the amount of $275,000 with JCASL, LLC, an Indiana limited liability company related by common management. In December 2005 the Company repaid $150,000 of the Promissory Note and the balance of the note was purchased from JCASL. LLC by an unrelated third party. The note bears interest at a rate of 6.75% per annum and all principal and interest is due in full on November 29, 2006. Accrued interest on the note at March 31, 2006 totaled $8,297.

NOTE 4 - COMMON STOCK ACTIVITY

During the period from inception on April 6, 2005 the Company issued 5,200,000 shares of its previously unissued common stock for $55,000 in cash, or $0.01 per share. In addition, the Company issued 2,800,000 shares of common stock as consideration for the cash used to purchase certain oil leases. The shares were issued for $225,030 or $0.08 per share.

NOTE 5 -  SERIES A PREFERRED STOCK ACTIVITY

During the period from inception through March 31, 2006 the Company issued 325,000 shares of Series A Preferred stock for cash at $0.60 per share. The total cash received relating to this preferred stock issuance was $195,000. In addition, the Company issued 19,250 shares of Series A Preferred stock as consideration for services rendered at $0.60 per share.

In August 2005, the Company distributed a Private Placement Memorandum to issue a maximum of 1,666,667 shares of Series A Preferred stock, in order to raise $1,000,000 or more for the Company. The sale price of the preferred shares was set to be $0.60 per share. The holders of the Series A Preferred stock are entitled to receive non cumulative dividends in preference to the holders of common stock at an annual rate of 7.5% of the Purchase Price per share from legally available funds and when and if declared by the Board of Directors. Liquidation rights and preferences of the Series A Preferred stock is senior to those of the common stock. Holders of the Series A Preferred stock have the right to convert their respective Preferred shares into shares of common stock at any time at a conversion rate of one-to-one. The Preferred shares are non-redeemable.

S.F.A.S. 69 SUPPLEMENTAL DISCLOSURES (UNAUDITED)

(1)  Capitalized Costs Relating to Oil and Gas Producing Activities:

                                                           For the Period Ended
                                                                 March 31,
                                                                   2006
                                                                 ---------
     Proved oil and gas producing properties and related
      lease and well equipment                                   $ 562,885
     Unproved oil and gas properties                                    --
     Accumulated depreciation and depletion                        (31,688)
                                                                 ---------

        Net Capitalized Costs                                    $ 531,197
                                                                 =========

(2) Costs Incurred in Oil and Gas Property Acquisition, Exploration, and Development Activities:

                                                            For the Period Ended
                                                                   March 31,
                                                                     2006
                                                                   --------
     Acquisition of Properties
        Proved                                                     $778,806
        Unproved                                                         --
     Exploration Costs                                                   --
     Development Costs                                                   --

The Company does not have any investments accounted for by the equity method.

(3)  Results of Operations for Producing Activities: For the Period Ended

                                                                  March 31,
                                                                    2006
                                                                  ---------

     Sales                                                        $ 302,500
     Production costs                                              (132,798)
     Depreciation and depletion                                     (38,815)
     Income tax expense                                              (4,845)
                                                                  ---------
     Results of operations for producing activities
      (excluding the activities of the pipeline transmission
      operations, corporate overhead and interest costs)          $ 130,887
                                                                  =========

(4)  Reserve Quantity Information
                                                             Oil           Gas
                                                             BBL           CF
                                                           -------       ------
     Proved developed and undeveloped reserves
       Inception on April 6, 2005                               --           --
       Revisions of previous estimates improved recovery        --           --
       Purchases of minerals in place                       83,530           --
       Extensions and discoveries                           21,983       52,792
       Production                                           (5,940)          --
       Sales of minerals in place                               --           --
                                                           -------       ------
     March 31, 2006                                         99,573       52,792
                                                           =======       ======

     Proved developed reserves:

                                                             Oil           Gas
                                                             BBL           CF
                                                           -------       ------
     March 31, 2006                                         99,573       52,792

During the period from inception on April 6, 2005 through March 31, 2006, the Company had reserve studies and estimates prepared on its various properties. The difficulties and uncertainties involved in estimating proved oil and gas reserves makes comparisons between companies difficult. Estimation of reserve quantities is subject to wide fluctuations because it is dependent on judgmental interpretation of geological and geophysical data.

(5) Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

                                                               At March 31, 2006
                                                               -----------------
     Future cash inflows                                          $ 6,205,374
     Future production, development costs and income
       tax expense                                                 (2,566,128)
                                                                  -----------
     Future net cash flows                                          3,639,246
     Discounted for estimated timing of cash flows                 (1,430,830)
                                                                  -----------

     Standardized measure of discounted future net cash flows     $ 2,208,416
                                                                  ===========

Future income taxes were determined by applying the statutory income tax rate to future pre-tax net cash flow relating to proved reserves.

The following schedule summarizes changes in the standardized measure of discounted future net cash flow relating to proved oil and gas reserves:

                                                        For the Period Ended
                                                             March 31,
                                                               2006
                                                            -----------
     Standardized measure, beginning of period              $        --
     Oil and gas sales, net of production costs                (169,702)
     Sales of mineral in place                                 (147,539)
     Purchases                                                2,038,099
     Net change due to revisions in quantity estimates          487,558
     Accretion of discount items                                     --
                                                            -----------

     Standardized measure, end of period                    $ 2,208,416
                                                            ===========

The above schedules relating to proved oil and gas reserves, standardized measure of discounted future net cash flows and changes in the standardized measure of discounted future net cash flows have their foundation in engineering estimates of future net revenues that are derived from proved reserves and prepared using the prevailing economic conditions. These reserve estimates are made from evaluations conducted by independent geologists, of such properties and will be periodically reviewed based upon updated geological and production data. Estimates of proved reserves are inherently imprecise. The above standardized measure does not include any restoration costs due to the fact the Company does not own the land.

Subsequent development and production of the Company's reserves will necessitate revising the present estimates. In addition, information provided in the above schedules does not provide definitive information as the results of any particular year but, rather, helps explain and demonstrate the impact of major factors affecting the Company's oil and gas producing activities. Therefore, the Company suggests that all of the aforementioned factors concerning assumptions and concepts should be taken into consideration when reviewing and analyzing this information.

(b) Pro Forma Financial Information

                 PANORAMA INVESTMENTS CORP / LUCAS ENERGY, INC.
              UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

                                                 Panorama         Lucas
                                                Investments     Energy, Inc.                                      Adjusted
                                                -----------     -----------     Combined        Pro Forma        Pro Forma
                                                    as of March 31, 2006         Totals        Adjustments         Totals
                                                ---------------------------      ------        -----------         ------
ASSETS

Current Assets:
  Cash                                           $  21,672       $  59,232      $  80,904       $ (21,672) (5)    $  59,232
  Prepaid expenses                                     471           8,614          9,085              --             9,085
  Oil and gas receivable                                --          30,222         30,222              --            30,222
                                                 ---------       ---------      ---------       ---------         ---------
      Total Current Assets                          22,143          98,068        120,211         (21,672)           98,539
                                                 ---------       ---------      ---------       ---------         ---------

Fixed Assets, Net:                                      --         592,452        592,452              --           592,452

Other Assets
  Long-term deposits and bonds                          --          30,266         30,266              --            30,266
                                                 ---------       ---------      ---------       ---------         ---------
      Total Other Assets                                --          30,266         30,266              --            30,266
                                                 ---------       ---------      ---------       ---------         ---------

      TOTAL ASSETS                               $  22,143       $ 720,786      $ 742,929       $ (21,672)        $ 721,257
                                                 =========       =========      =========       =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Accounts payable                               $   4,887       $  42,045      $  46,932       $      --         $  46,932
  Income taxes payable                                  --           4,845          4,845              --             4,845
                                                 ---------       ---------      ---------       ---------         ---------
      Total Current Liabilities                      4,887          46,890         51,777              --            51,777
                                                 ---------       ---------      ---------       ---------         ---------
Long-Term Liabilities:
  Notes payable                                         --         125,000        125,000              --           125,000
                                                 ---------       ---------      ---------       ---------         ---------
      Total Long-Term Debt                              --         125,000        125,000              --           125,000
                                                 ---------       ---------      ---------       ---------         ---------

      Total Liabilities                              4,887         171,890        176,777              --           176,777
                                                 ---------       ---------      ---------       ---------         ---------

Stockholders' Equity (Deficit):
  Common stock                                       2,500           8,000         10,500          (8,000) (1)       25,160
                                                                                                    7,983  (4)
                                                                                                   14,677  (6)
  Preferred stock                                                      344            344            (344) (2)           --
  Additional paid-in capital                        51,000         478,236        529,236           8,000  (1)      457,004
                                                                                       --          (7,983) (4)
                                                                                       --         (21,672) (5)
                                                                                       --             344  (2)
                                                                                       --         (36,244) (3)
                                                                                       --         (14,677) (6)
  Accumulated deficit                              (36,244)         62,316         26,072          36,244  (3)       62,316
                                                 ---------       ---------      ---------       ---------         ---------

      Total Stockholders' Equity (Deficit)          17,256         548,896        566,152         (21,672)          544,480
                                                 ---------       ---------      ---------       ---------         ---------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY (DEFICIT)                  $  22,143       $ 720,786      $ 742,929       $ (21,672)        $ 721,257
                                                 =========       =========      =========       =========         =========

ENTRIES FOR PROFORMA CONSOLIDATION

(1)  To eliminate the common stock of Lucas Energy, Inc.
(2)  To eliminate the preferred stock of Lucas Energy, Inc.
(3)  To eliminate the accumulated deficit of Panorama Investments Corp
(4) To record the issuance of 7,983,334 common shares for the acquisition of Lucas Energy, Inc.
(5)  To record estimated costs of reorganization
(6)  To record 2.4 for 1 forward stock split

                  PANORAMA INVESTMENTS CORP/ LUCAS ENERGY, INC.
         UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                        For the Year Ended March 31, 2006


                                                 Panorama         Lucas                                     Adjusted
                                                Investments     Energy, Inc.                               Pro Forma
                                                -----------     -----------    Combined                     Combined
                                                    For the Year Ended          Totals      Adjustments      Totals
                                                ---------------------------     ------      -----------      ------
REVENUES
  Sales                                        $      --       $ 302,500       $ 302,500       $    --      $ 302,500
                                               ---------       ---------       ---------       -------      ---------

      Total Revenues                                  --         302,500         302,500            --        302,500
                                               ---------       ---------       ---------       -------      ---------

COST OF SALES                                         --         132,798         132,798            --        132,798
                                               ---------       ---------       ---------       -------      ---------

GROSS PROFIT                                          --         169,702         169,702            --        169,702
                                               ---------       ---------       ---------       -------      ---------
OPERATING EXPENSES
  General and administrative                      23,253          55,440          78,693            --         78,693
  Depreciation and amortization                       --          38,815          38,815            --         38,815
                                               ---------       ---------       ---------       -------      ---------

      Total Operating Expenses                    23,253          94,255         117,508            --        117,508
                                               ---------       ---------       ---------       -------      ---------

OPERATING LOSS                                   (23,253)         75,447          52,194            --         52,194
                                               ---------       ---------       ---------       -------      ---------
OTHER INCOME (EXPENSE)
  Interest expense and loan discount fees             --          (8,297)         (8,297)           --         (8,297)
  Other income                                        --              11              11            --             11
                                               ---------       ---------       ---------       -------      ---------

      Total Other Income (Expense)                    --          (8,286)         (8,286)           --         (8,286)
                                               ---------       ---------       ---------       -------      ---------

NET INCOME BEFORE INCOME TAXES                   (23,253)         67,161          43,908            --         43,908


INCOME TAX EXPENSE                                    --           4,845           4,845            --          4,845
                                               ---------       ---------       ---------       -------      ---------

NET INCOME BEFORE INCOME TAXES                 $ (23,253)      $  62,316       $  39,063       $    --      $  39,063
                                               =========       =========       =========       =======      =========

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 16, 2006                         LUCAS ENERGY, INC.


                                            By: /s/ James J. Cerna, Jr.
                                               --------------------------------
                                               James J. Cerna, Jr., President